UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

PANACEA GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

88 Toporowski Ave., Richmond Hill Ontario, Canada L4S2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 450-6414

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2011 (the “Effective Date”), Panacea Global, Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary, Panacea Global, Inc., a corporation organized under the laws of the State of Delaware (“Panacea Delaware”) and owner of an exclusive license for services to diagnose and monitor cancer (the “Cancer Testing Products”), entered into a certain Exclusive Sublicense Agreement (the “Sublicense Agreement”) by and between the Company, Panacea Delaware,  Panacea Global, Inc., a corporation organized under the laws of Ontario and wholly owned subsidiary of the Company (“Panacea Canada”), Panacea Pharmaceuticals, Inc., a corporation organized under the laws of Maryland (“Pharmaceuticals”), and Panacea Laboratories Inc., a corporation organized under the laws of Ontario (“Panacea Laboratories”). Pursuant to the Sublicense Agreement, Panacea Laboratories obtained an exclusive sublicense to Cancer Testing Products.

Pursuant to the Sublicense Agreement, Panacea Laboratories shall pay the Company nine hundred and sixty thousand dollars ($960,000) no later than three (3) years from the Effective Date. In addition, Panacea Laboratories shall issues forty million (40,000,000) shares of its common stock to Panacea Canada for forty thousand Canadian dollars (CAD$40,000).

The term of the Sublicense Agreement shall commence from the Effective Date until the time that the patent underlying the Cancer Testing Products shall expire. In addition, either Panacea Delaware or Panacea Laboratories shall have the option to terminate the Sublicense Agreement for cause upon the occurrence of any of the following:  (i) the entry of a decree or order for relief by a court having jurisdiction against or with respect to either Panacea Delaware or Panacea Laboratories , as applicable, in an involuntary case under applicable bankruptcy or insolvency laws or similar laws ordering the liquidation of such party; or (ii)  (a) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for either Panacea Delaware or Panacea Laboratories or any of either Panacea Delaware or Panacea Laboratories’ property, as applicable, and such petition is not unconditionally dismissed within ninety (90) days from the date of filing; or (b) a voluntary case filed by either Panacea Delaware or Panacea Laboratories under applicable federal, state or provincial bankruptcy or insolvency or similar laws or the consent by such party to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for either Panacea Delaware or Panacea Laboratories or any of such party’s property, or the making by either Panacea Delaware or Panacea Laboratories of a general assignment for the benefit of creditors, or the failure by Panacea Delaware or Panacea Laboratories generally to pay its debts as they become due. In addition, upon the breach of any material provision of the Sublicense Agreement by either Panacea Delaware or Panacea Laboratories, or if Panacea Delaware or Panacea Laboratories  has not cured such breach within ninety (90) days after written notice thereof by the non-breaching Party, either Panacea Delaware or Panacea Laboratories may terminate the Sublicense Agreement.

In addition to the Sublicense Agreement, Panacea Delaware and Panacea Laboratories also entered into Supply and Services Agreement (the “Supply Agreement”) dated as of November 29, 2011 and included as Exhibit A to the Sublicense Agreement. Pursuant to the Supply and Services Agreement, Panacea Laboratories shall obtain the Cancer Testing Products from Panacea Delaware.

The foregoing descriptions of the terms of the Sublicense Agreement and the Supply and Services Agreement are qualified in their entirety by reference to the provisions of the form of such agreements filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description
10.1	Sublicense Agreement, dated November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA GLOBAL, INC.

Date: December 5, 2011	By:	/s/ Mahmood Moshiri
Mahmood Moshiri Chief Executive Officer